Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-238767) pertaining to the Amended and Restated 2015 Equity Incentive Plan of Hibbett, Inc.,

2.    Registration Statement (Form S-8 No. 333-204896) pertaining to the 2015 Equity Incentive Plan, 2015 Employee Stock Purchase Plan, and 2015 Director Deferred Compensation Plan of Hibbett, Inc., and

3. Registration Statement (Form S-8 No. 333-182429) pertaining to the 2012 Non-employee Director Equity Plan of Hibbett, Inc.

of our reports dated March 25, 2022, with respect to the consolidated financial statements of Hibbett, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Hibbett, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Hibbett, Inc. for the year ended January 29, 2022.

/s/ Ernst & Young LLP

Birmingham, Alabama
March 25, 2022

End of Exhibit 23.1